                                                                    Exhibit 99.1


                             CAMDEN PROPERTY TRUST
          FORM OF PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                          TO BE HELD ON APRIL 8, 1998


          This proxy is solicited on behalf of the Board of Trust Managers.

The undersigned hereby appoints Richard J. Campo, D. Keith Oden and G. Steven Dawson, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust that the undersigned is entitled to vote at the Special Meeting in Lieu of Annual Meeting to be held on April 8, 1998 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.


    THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN
                    PROPOSAL 2 AND FOR PROPOSALS 1, 3 AND 4.


     IMPORTANT - This proxy must be signed and dated on the reverse side.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

 1. Approval of the merger of    FOR       AGAINST        ABSTAIN
 Oasis Residential, Inc. with    [_]         [_]              [_]
 and into Camden Subsidiary
 II, Inc. pursuant to the
 Agreement and Plan of Merger,
 dated December 16, 1998, by
 and among Camden Property
 Trust, Camden Subsidiary II,
 Inc. and Oasis Residential,
 Inc., as amended

 2. Election of Trust Managers   FOR       WITHHOLD             Nominees:
 Instruction:  To withhold       [_]       AUTHORITY      Richard J. Campo
 authority to vote for any                 FOR ALL        William R. Cooper
 individual nominee, write in              NOMINEES       George A. Hrdlicka
 that nominee's name on the                [_]            Lewis A. Levey
 lines below                                              D. Keith Oden
                                                          F. Gardner Parker
    ----------------------------                          Steven A. Webster
    ----------------------------
    ----------------------------
    ----------------------------
    ----------------------------


 3. Approval of the              FOR       AGAINST        ABSTAIN
 appointment of Deloitte &       [_]         [_]              [_]
 Touche LLP as independent
 auditors


 4. The postponement or          FOR       AGAINST        ABSTAIN
 adjournment of the meeting      [_]         [_]              [_]
 for solicitation of
 additional votes, if
 necessary to approve
 proposals 1, 2 or 3


     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

--------------------------------------------------------------------------------


                              This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 2 and FOR Proposals 1, 3 and 4.


                              --------------------------------
                              Signature

                              Dated:  _____________________, 1998

                              NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need to sign. Fiduciaries should give full title.